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        AUTOMATIC INDEMNITY REINSURANCE AGREEMENT AMENDED AND RESTATED AS
                               OF OCTOBER 1, 2009*

CEDING COMPANY:  THE LINCOLN NATIONAL LIFE INSURANCE COMPANY
                 (hereinafter referred to as the "Ceding Company")

REINSURER:       LINCOLN NATIONAL REINSURANCE COMPANY (BARBADOS) LIMITED
                 (hereinafter referred to as the "Reinsurer")

EFFECTIVE DATE:  July 1, 2003

AMENDMENT DATE:  October 1, 2009*

Commencing on the Effective Date and any Amendment Date thereafter, the Ceding Company will submit and the Reinsurer agrees to accept the Ceding Company's Guaranteed Benefit (GB) risks as defined in Schedule A, associated with the Contracts listed in Schedule B, subject to the provisions of this Agreement.

* This Amended and Restated Agreement effective October 1, 2009 shall supersede and replace in its entirety the Amended and Restated Automatic Indemnity Reinsurance Agreement Amended and Restated as of October 1, 2009 executed by the Ceding Company and the Reinsurer on October 12, 2009.

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                                TABLE OF CONTENTS

ARTICLE I     DEFINITIONS                                                      1
ARTICLE II    AUTOMATIC REINSURANCE                                            2
ARTICLE III   PREMIUMS, PAYMENTS, EXPENSES AND REPORTING                       3
ARTICLE IV    FUNDS WITHHELD ACCOUNT                                           5
ARTICLE V     ERRORS                                                           6
ARTICLE VI    FORMS                                                            6
ARTICLE VII   REPRESENTATIONS, WARRANTIES AND COVENANTS                        6
ARTICLE VIII  AUDIT AND INSPECTION                                             7
ARTICLE IX    CONFIDENTIALITY                                                  7
ARTICLE X     INSOLVENCY                                                       8
ARTICLE XI    PARTIES TO THE AGREEMENT                                         9
ARTCILE XII   DURATION AND TERMINATION OF AGREEMENT                            9
ARTICLE XIII  RESERVE CREDIT                                                   9
ARTICLE XIV   ARBITRATION                                                     14
ARTICLE XV    DEFERRED ACQUISITION COST TAX ELECTION                          14
ARTICLE XVI   ENTIRE AGREEMENT                                                15
ARTICLE XVII  MISCELLANEOUS                                                   15
SCHEDULE A    GB REINSURANCE BENEFITS                                         19
SCHEDULE B    CONTRACTS WITH ACCEPTED COVERAGES                               20
SCHEDULE C    PREMIUM RATE SCHEDULE                                           21
SCHEDULE D    REPORTS                                                         23
SCHEDULE E    ARBITRATION                                                     24
SCHEDULE F    INVESTMENT GUIDELINES                                           26


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                                    ARTICLE I
                                   DEFINITIONS

AGREEMENT means this Automatic Indemnity Reinsurance Agreement.

AMENDMENT DATE is October 1, 2009.

BASE REINSURANCE PREMIUM(S) means the premium so designated and calculated as described in Schedule C.

CEDING COMPANY means The Lincoln National Life Insurance Company.

CONFIDENTIAL INFORMATION means any and all information acquired by the Reinsurer or the Ceding Company prior or subsequent to the execution of this Agreement with the exception of either information readily available in the public domain or information acquired from sources other than the other party.

CONTRACT(S) means those specific annuity contracts enumerated in Schedule B.

EFFECTIVE DATE is July 1, 2003.

EPRC means Reinsurer's expense, profit and risk charge, calculated as described in Article III, Section 5.

GAAP RESERVE(S) means the Ceding Company's net reserves calculated using U.S. Generally Accepted Accounting Principles ("GAAP") before reinsurance under this Agreement, less the Ceding Company's net reserves for GAAP purposes after reinsurance under this Agreement.

INDIVIDUAL POLICY means a Contract issued to a contract holder.

GB means Guaranteed Benefits and refers specifically to those guaranteed minimum death benefits and guaranteed living benefits specified in Schedule A.

MATERIAL CHANGE means a modification to a practice, procedure or condition that a prudent insurance executive would consider as likely to impact on experience under this Agreement.

REINSURER is Lincoln National Reinsurance Company (Barbados) Limited.

STATUTORY RESERVE(S) means the Ceding Company's net reserves for Indiana insurance regulatory purposes before reinsurance under this Agreement, less the Ceding Company's net reserves for Indiana insurance regulatory purposes after reinsurance under this Agreement. For purposes of this Agreement, Statutory Reserves shall be computed on a basis consistent with the Ceding Company's Indiana insurance regulatory reporting valuation practices that are current as of that particular valuation date.


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TOTAL COLLATERAL means the fair market value of assets in the funds withheld account plus the fair market value of the assets in any trust established pursuant to Article XIII, Section 2 plus the face amount of any letter of credit established pursuant to Article XIII, Section 3.

TREATY RESERVE(S) means the greater of the GAAP Reserve(s), and the Statutory Reserve(s).

                                   ARTICLE II
                             AUTOMATIC REINSURANCE

1.   CESSION

     Beginning with the Amendment Date of this Agreement, the Ceding Company will cede and the Reinsurer will accept, subject to the limits and conditions set forth in this Agreement and the attached Schedules, reinsurance on a coinsurance funds withheld basis, of a quota share equal to 100% of the GB risks attached to the Contracts as specified in Schedule B, except for Contracts with the LINCOLN SMARTSECURITY(R) Advantage- With One Year Automatic Reset, Single and Joint Life, with Lifetime Withdrawals rider ("SSA-1 Lifetime Rider"). The Ceding Company entered into a Reinsurance Agreement effective July 1, 2007 with Swiss Re Life & Health America, Inc. ("SSA-1 Lifetime Agreement") that reinsured a portion of the SSA-1 Lifetime Rider for a limited period of time. Reinsurer agrees to accept reinsurance of a quota share equal to all of the GB risks associated with the SSA-1 Lifetime Rider solely to the extent that such GB risks are not otherwise reinsured pursuant to the SSA-1 Lifetime Agreement.

2.   COVERAGE

     This Agreement covers the Ceding Company's liability for all GB liabilities issued by the Ceding Company or assumed by the Ceding Company from Lincoln Life & Annuity Company of New York and contained in the Contracts enumerated in Schedule B. It does not include any liability arising under the Contracts other than those specifically attributable to GB claims.

3.   NEW ANNUITY CONTRACTS OR REVISIONS

     The Ceding Company may cede to the Reinsurer liability for GB claims with respect to a new annuity contract, or a revised version of an annuity contract where such revision affects the calculation of the GB risks, simply by providing the Reinsurer with written notice of such intention together with a copy of the proposed annuity contract, or revision, Unless the Reinsurer rejects the changes in writing within thirty (30) days after receipt of the additions and revisions, such additions and revisions shall automatically be included in this Agreement. Schedules A and B shall be updated as necessary to reflect the addition of Contracts and revisions to Contracts covered under this Agreement. Notwithstanding the foregoing, the Reinsurer retains the right to terminate this Agreement as to new business according to the terms of Article XII, Section 2.


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                                   ARTICLE III
                   PREMIUMS, PAYMENTS, EXPENSES AND REPORTING

1.   REINSURANCE PREMIUMS

     Both the Initial Reinsurance Premium and the Base Reinsurance Premium shall be determined in accordance with Schedule C. Reinsurance premiums shall be paid monthly in arrears. The Base Reinsurance Premium, when added to the EPRC, will at all times be equal to or less than the explicit charges collected by the Ceding Company from the contract holder for each covered GB risk listed in Schedule A of this Agreement. In the event no charges or fees are collected from the contract holder, no reinsurance premiums shall be paid.

     In the event the Ceding Company increases its charges for the contract holder or a contract benefit allows for a reset which results in a higher fee for the contract holder, the Reinsurer may increase the reinsurance premiums, but not exceed the limitation described in the foregoing paragraph of this Article III, Section 1.

2.   OFFSET

     Any debts or credits, regardless of how, when or where they arose or were incurred, in favor of or against either the Ceding Company or the Reinsurer shall be offset and only the balance allowed or paid. If either the Ceding Company or the Reinsurer is under formal delinquency proceedings, this right of offset shall be subject to the laws of the state exercising primary jurisdiction over such delinquency proceedings. The application of this offset provision shall not be deemed to constitute diminution of liability in the event of insolvency of either party.

3.   REIMBURSEMENT OF LOSSES

     A. All reinsurance claims settlements are subject to the terms and conditions of the Individual Policy under which the Ceding Company is liable. The Reinsurer shall accept the Ceding Company's good faith settlement of all GB claims under the Contracts. When requested, the Ceding Company shall provide the Reinsurer with copies of any documentation within the Ceding Company's possession with respect to specific GB claims under the Contracts or with respect to items used to compute amounts contained in the accounting reports.

     B. The Reinsurer shall pay losses as of the end of the month immediately following the month when the losses are incurred.

4.   REPORTS

     The Ceding Company shall prepare periodic reports as described in Schedule D and submit these to the Reinsurer within thirty (30) days of the end of each month. Amounts due to or from the parties shall be netted and only net amounts paid, subject to the terms and conditions set forth in section 8 of this Article III. Amounts due the Reinsurer or the Ceding


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     Company as determined by the Ceding Company shall be settled in the manner as described in section 8 below. If, subsequent to the Amendment Date, either party determines that it needs additional reports from the other party, it shall provide a written request to the other party detailing its business needs for the additional report. If the other party does not object in writing within thirty (30) days of receiving such a request, then Schedule D shall be updated to include such report in the list of those to be provided on a regular basis. The Ceding Company will provide the Reinsurer with information necessary to properly account for the business reinsured, as specified in this Agreement.

5.   EXPENSE, PROFIT AND RISK CHARGE

     The Reinsurer will be entitled to a payment for EPRC as calculated pursuant to the terms of Schedule C, payable monthly in arrears.

6.   TERMINAL SETTLEMENTS

     In the event this Agreement is terminated, an accounting and settlement as to any balance due under this Agreement shall be undertaken by the parties. The net payment to the Ceding Company shall be an amount of cash equal to the Treaty Reserves less any applicable reinsurance premiums and EPRC due and not paid plus any losses due and not paid.

7.   CLAIMS, EXPENSES AND EXTRA-CONTRACTUAL DAMAGES

     Expenses incurred by the Ceding Company in settling, defending or investigating a claim for Individual Policy liability or in taking up or rescinding an Individual Policy reinsured under this Agreement shall be covered under this Agreement, but in no event shall the following categories of expenses or liabilities be covered under this Agreement:

     A.   routine investigative or administrative expenses;

     B. expenses incurred in connection with a dispute or contest arising out of the conflicting claims of entitlement to Policy proceeds or benefits which the Ceding Company admits are payable;

     C. expenses, fees, settlements or judgments arising out of, related to or in connection with claims against the Ceding Company for consequential, compensatory, punitive or exemplary damages; and

     D. expenses, fees, settlements or judgments arising out of, related to or in connection with claims against the Ceding Company and based on alleged or actual bad faith, failure to exercise good faith, or tortious conduct.


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8.   MONTHLY SETTLEMENTS

     A. All monthly settlements associated with the payment of reinsurance premiums, claims, adjustments for investment activity within the funds withheld account, and realized income, gains, or losses shall be on a net cash basis or cash equivalent. If an amount is due the Reinsurer, it shall be paid by the due date of the report. If an amount is due the Ceding Company, it shall be paid within sixty (60) days of receipt of the report.

     B. Unrealized gains and losses associated with the derivatives held in the funds withheld account will result in an adjustment to the ending funds withheld balance each month.

                                   ARTICLE IV
                             FUNDS WITHHELD ACCOUNT

1.   DURATION

     The Ceding Company shall maintain a funds withheld account during the term of this Agreement.

2.   AMOUNTS OF FUNDS WITHHELD

     No later than October 15, 2009, the Reinsurer shall transfer to the Ceding Company derivative assets and/or fixed income securities with market values greater than or equal to Statutory Reserves at that date. This amount, or some subset thereof with a total market value at least equal to the Statutory Reserves, shall be placed in the funds withheld account. The total market value of the funds withheld, along with assets held in a trust and/or letters of credit, shall at all times be greater than or equal to the Statutory Reserves.

3.   INVESTMENT INCOME

     The Ceding Company shall credit to the Reinsurer the entire investment results from the assets in the funds withheld account. This includes all net investment income or expense, realized capital gains and losses from all of the assets in the funds withheld account, and unrealized gains and losses from the derivatives held in the funds withheld account.

4.   INVESTMENT STRATEGY

     The Ceding Company may use its discretion in managing the assets in the funds withheld account provided it follows the investment guidelines as set forth in Schedule F. The Reinsurer may only challenge the Ceding Company's investment strategy and buy/sell decisions with respect to the assets in the funds withheld account if the Ceding Company fails to maintain a reasonable matching between assets and liabilities. Notwithstanding the preceding, the Ceding Company shall take due consideration of


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     any recommendations made by the Reinsurer regarding the Ceding Company's investment strategy or its buy/sell decisions.

                                    ARTICLE V
                                     ERRORS

This Agreement will not be abrogated by the failure of either the Ceding Company or the Reinsurer to comply with any of the terms of this Agreement if it is shown that said failure was unintentional and the result of a misunderstanding, oversight or clerical error on the part of either the Ceding Company or the Reinsurer. Both parties will be returned to the position they would have occupied had no such oversight, misunderstanding or clerical error occurred. No interest shall be paid on errors.

                                   ARTICLE VI
                                     FORMS

Upon request, the Ceding Company will furnish the Reinsurer with any specimen copies of its applications, forms, and any tables of rates and values which may be required for the proper administration of the business reinsured under this Agreement, and will keep the Reinsurer informed with proper documentation as to any modifications or new forms which would be required for the proper administration of reinsurance under this Agreement.

                                   ARTICLE VII
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

1.   CHANGES TO CEDING COMPANY PROCEDURES

     Except as set forth in Article VII, Section 2 below, during the term of this Agreement the Ceding Company shall not permit a Material Change to the Ceding Company's:

     A. normal underwriting practices and procedures when issuing Contracts with GB risks, particularly with regard to policy coverages and benefits, classes of persons insured and requirements for medical examinations and other underwriting information;

     B. normal practices and procedures of investigating and administering claims; and

     C.   method of determining any value used to compute net retained claims.


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2.   CONSENT TO CHANGES IN CEDING COMPANY PROCEDURES

The Ceding Company shall promptly notify the Reinsurer in writing of its intent to take any action which, if performed, would breach one or more of the covenants contained in Article VII, Section 1. If the Reinsurer determines that such action would not adversely affect its economic interests under this Agreement, it shall consent in writing to the action by the Ceding Company.


                                  ARTICLE VIII
                              AUDIT AND INSPECTION

1. The Reinsurer may audit, at any reasonable time and at its own expense, all records and procedures relating to reinsurance under this Agreement. The Ceding Company shall cooperate in the audit, including providing at the office of the Reinsurer any information requested by the Reinsurer in advance of the audit.

2. Each party, or its duly authorized representative, shall have access at any reasonable time during regular business hours to the original and any non-identical copies of all electronic and hard copy papers, books, records and documents relating or referring to, connected with or affecting reinsurance under this Agreement that are within the possession or control of the other party.

                                   ARTICLE IX
                                 CONFIDENTIALITY

The Reinsurer and the Ceding Company may come into the possession or knowledge of Confidential Information of either party in fulfilling their obligations under this Agreement. The Reinsurer and the Ceding Company agree to hold such information in confidence and to take all reasonable steps to ensure that such Confidential Information is not disclosed in any form by any means by its employees or third parties of any kind, except by advance written authorization by an officer of the Reinsurer or the Ceding Company; provided however, that the Reinsurer and the Ceding Company will be deemed to have satisfied their obligations as to the Confidential Information by protecting its confidentiality in the same manner that they would protect their own proprietary or confidential information of like kind which will be at least a reasonable manner or, if it is determined that such disclosure is necessary in order to avoid a violation or potential violation of legal obligations in accordance with the following:

If the Reinsurer or the Ceding Company, their employees, directors or advisers are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose Confidential Information, it will promptly notify the other party in writing. The party notified will promptly determine whether to contest such attempted discovery by legal means or to waive compliance by the notifying party with the terms of this Agreement. If, in the opinion of its counsel, the Reinsurer or the Ceding Company is subject to contempt, sanction or other penalty for failure to disclose the requested Confidential Information, it may, without violating the terms of this Agreement, disclose only


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that portion of the Confidential Information that counsel advises is legally required to be disclosed, provided that it exercises all reasonable efforts to preserve the confidentiality of such information, including, without limitation, by cooperating with the Reinsurer or the Ceding Company in obtaining a protective order or other reliable assurance that the Confidential Information will be protected from further disclosure, provided, however, that all expenses of such efforts (other than allocated costs of home office employees at such location) shall be borne by the party whose confidential information is sought to be disclosed.

Notwithstanding anything in this Article IX to the contrary, both the Ceding Company and the Reinsurer (and each employee, representative, or other agent of either of them) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to either the Ceding Company or the Reinsurer relating to such tax treatment and tax structure.


                                    ARTICLE X
                                   INSOLVENCY

1. In the event of the insolvency of the Ceding Company, reinsurance shall be payable on the basis of reported claims allowed in liquidation proceedings against the Ceding Company, subject to the Reinsurer's right of offset provided in Article III, Section 2, and subject to court approval, without diminution because of the insolvency of the Ceding Company. Payments shall be made directly to the Ceding Company or its domiciliary liquidator, except as provided in I.C. 27-9-3-30.1 or any successor thereto.

2. In the event of the insolvency of the Ceding Company, the domiciliary liquidator, receiver or statutory successor of the Ceding Company shall give the Reinsurer written notice of the pendency of a claim on a Contract made against the Reinsurer within a reasonable time after such claim is filed in the liquidation proceeding. During the pendency of the claim, the Reinsurer may investigate the claim and interpose in the proceeding where such claim is to be adjudicated at its own expense, any defenses that the Reinsurer considers available to the Ceding Company or its liquidator, receiver or statutory successor.

3. A proportionate share of the expense thus incurred by the Reinsurer shall be charged, subject to court approval, against the Ceding Company as part of the expense of liquidation, commensurate with the benefit which may accrue to the Ceding Company as a result of the defense undertaken by the Reinsurer.

4. The Reinsurer's liability will not increase as a result of the insolvency of the Ceding Company.

5. In the event of the insolvency of the Reinsurer, the liability of the Reinsurer shall not terminate but shall continue with respect to the reinsurance ceded to the Reinsurer by the Ceding Company prior to the date of such insolvency, and the Ceding Company shall


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     continue to have a security interest in any and all sums held by or under deposit in the name of the Reinsurer.

                                   ARTICLE XI
                            PARTIES TO THE AGREEMENT

This is an Agreement for indemnity reinsurance solely between the Ceding Company and the Reinsurer. The acceptance of reinsurance hereunder will not create any right or legal relation whatsoever between the Reinsurer and any annuitant, contract owner, or beneficiary under any contracts of the Ceding Company which may be reinsured hereunder. In no instance shall anyone other than the Ceding Company or the Reinsurer have any rights under this Agreement.

                                   ARTICLE XII
                      DURATION AND TERMINATION OF AGREEMENT

1.   Except as otherwise provided, this Agreement is unlimited in duration.

2. This Agreement can be terminated for new business by either the Ceding Company or the Reinsurer, subject to thirty (30) days advance written notice.

3. The Reinsurer may terminate this Agreement if the Ceding Company breaches a covenant contained in Article VII, Section 1, and the Reinsurer does not otherwise consent as provided for in Article VII, Section 2.

4. The Ceding Company may terminate this Agreement if the Ceding Company is unable to secure reserve credit as described in Article XIII, Section 1.

5. In the event that more than 50% of the stock of the Reinsurer is ever held by an individual or entity who is not affiliated with the Ceding Company, then the Ceding Company may terminate this Agreement on thirty (30) days written notice to the Reinsurer. The Reinsurer is obligated to provide the Ceding Company with written notice immediately upon the transfer of 50% or more of its stock to an individual or entity who is not affiliated with the Ceding Company.

6. The Ceding Company shall have the right at its sole discretion to terminate this Agreement on December 31, 2019.

7.   This Agreement is automatically terminated when all GB risks terminate.


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                                  ARTICLE XIII
                                 RESERVE CREDIT

1.   RESERVE CREDIT GENERALLY

     A. It is the intention of the Ceding Company and the Reinsurer that the Ceding Company receive full statutory accounting credit for reinsurance ceded to the Reinsurer pursuant to this Agreement in all jurisdictions in which the Ceding Company is authorized to do business or accredited as a reinsurer. In addition to the requirements of other provisions of this Agreement, the Reinsurer agrees to take any other steps necessary for the Ceding Company to receive such statutory accounting treatment.

     B. In the event that the assets held in the funds withheld account are less than the Statutory Reserves at the time of any quarterly settlement, a trust account may be established and/or a letter of credit may be provided by the Reinsurer to allow the Ceding Company to take the appropriate level of reserve credit. The Total Collateral as of the end of each calendar quarter shall equal the Statutory Reserves for that quarter. The Ceding Company shall withhold an amount equal to the increase in the Statutory Reserves from the Reinsurer as part of the settlement described in Schedule D and place such amount in the funds withheld account. If the Ceding Company is unable to withhold a sufficient amount to cover the entire increase in the Statutory Reserves, then the Reinsurer may either provide additional assets to the Ceding Company to be placed in either the funds withheld account or the trust account established pursuant to Article XIII, Section 2, or establish or increase the amount of a letter of credit meeting the requirements of Article XIII, Section 3.

     C. If this Agreement is terminated for any reason, the Ceding Company may withdraw all or a portion of the assets in the funds withheld account and/or the trust account and draw down any letter of credit to satisfy the terminal settlement amount.

2.   TRUST

     In order for the Ceding Company to take full reinsurance credit in any and all jurisdictions where the Ceding Company conducts business or is accredited as a reinsurer, the Reinsurer may provide, at its sole expense, one or more trust accounts for the sole use, benefit and security of the Ceding Company. The Reinsurer and any such trust account(s) shall comply with all applicable Indiana laws, including Indiana Code Section 27-6-10-14 and Ind. Admin. Code tit. 760, Section 1-56-10 as well as the relevant provisions of other states' laws. To the extent that the Reinsurer opts to use one or more trust accounts to meet its obligations to provide reserve credit, the following paragraphs shall apply to such trust(s):

     A. Prior to depositing assets with the trustee, the Reinsurer shall execute assignments, endorsements in blank, or transfer legal title to the trustee of all shares, obligations or any other assets requiring assignments, and take any other steps required in order that the Ceding Company, or the trustee upon the direction of the Ceding Company, may


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          whenever necessary, negotiate any such assets without consent or signature from the Reinsurer or any other person or entity.

     B. The assets deposited into the trust(s) shall be valued according to their current fair market value and shall be invested and reinvested by the Reinsurer so as to satisfy its obligation to ensure that the Ceding Company receives full statutory accounting credit for reinsurance ceded to the Reinsurer in all jurisdictions in which the Ceding Company is authorized to do business or accredited as a reinsurer. All investments shall be limited to those permitted by Indiana Code Section 27-6-10-14(c), Ind, Admin. Code tit.760, Section l-56-10(d), other applicable statutes and regulations, and any successors thereto.

     C. If, at the end of any calendar quarter, the total amount of reserve credit that the Reinsurer is obligated to provide exceeds the Total Collateral, the Reinsurer shall eliminate the shortfall by depositing cash or securities into the trust(s), and/or by furnishing or increasing one or more letters of credit, consistent with the terms of
          Article XIII, Section 3, and/or by providing cash or securities to the Ceding Company for inclusion in the funds withheld account. However, if at the end of any calendar quarter the fair market value of the Total Collateral exceeds 102% of the total amount of reserve credit that the Reinsurer is obligated to provide, the Reinsurer may request that the Ceding Company withdraw from the trust(s) an amount not greater than such excess amount and deliver that amount to the Reinsurer, consistent with applicable legal requirements. In addition, the Reinsurer shall have the discretion to add additional amounts to the trust(s) or to refrain from requesting a withdrawal of excess funds from the trust(s). All withdrawals of assets from the trust(s) shall be made by the Ceding Company.

     D. The Reinsurer shall pay all trustee and custodial fees for the trust(s). Assets in the trust(s) shall not be used to pay any such fees.

     E. The Ceding Company or its successors in interest may draw against the assets in said trust account(s) at any time, notwithstanding any other provision in this Agreement, and shall utilize the amount drawn for one or more of the following reasons only:

          i. To reimburse the Ceding Company for the Reinsurer's share of premiums returned to the owners of the Contracts because of cancellation of GB benefits.

          ii. To reimburse the Ceding Company for the Reinsurer's share of surrenders and benefits or losses paid by the Ceding Company under the terms and conditions of the Contracts reinsured under this Agreement.

          iii. To fund an account with the Ceding Company in an amount at least equal to the deduction for reinsurance ceded from the Ceding Company's liabilities for Contracts ceded pursuant to this Agreement. The account shall include but not be limited to amounts for policy reserves, claims, and losses incurred, (including losses incurred but not reported), loss


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               adjustment expenses, and unearned premium reserves attributable to the reinsured GB benefits.

          iv. To pay any other amounts the Ceding Company claims are due under this Agreement.

          In the event that the Ceding Company withdraws assets in the Trust Account for the purposes set forth in Article XIII, Section 2(E)(i),
          (ii), or (iii), but the total amount withdrawn exceeds the amount actually needed for such purposes, or, in the case of Article XIII,
          Section 2(E)(iv), all or a portion of the amount withdrawn is subsequently determined not to be due, the Ceding Company shall return to the Trust Account such excess plus interest at the average prime rate of interest applicable to the period during which such amounts are so held.

          The foregoing limitations on the use of withdrawn funds shall apply to the Ceding Company or any successor, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Ceding Company, and shall apply without diminution because of insolvency on the part of the Ceding Company or the Reinsurer.

     F.   The Reinsurer may substitute assets in the Trust Account provided it:
          (i) seeks prior approval of the Ceding Company for the substitution; and (ii) at the time of withdrawal assets with a fair market value equal to those withdrawn and also meeting the requirements of Indiana law to be eligible securities are placed in the Trust Account. The Ceding Company shall not unreasonably or arbitrarily withhold its approval.

     G. Settlement of account between the Ceding Company and the Reinsurer shall be made in cash or its equivalent.

     H. The rights and liabilities of the Ceding Company and the Reinsurer, as set forth in this Agreement shall not be diminished in any manner by the insolvency of the other party.

3.   LETTERS OF CREDIT

     A. In lieu of replenishing the funds withheld account or adding assets to the trust account, the Reinsurer may be the applicant for, and provide the Ceding Company with, letters of credit made payable to the Ceding Company. Any letters of credit entered into pursuant to this subsection shall comply with all applicable laws, including but not limited to the insurance laws of the State of Indiana.

     B. The Reinsurer and the Ceding Company agree that any letters of credit provided by the Reinsurer may be drawn upon by the Ceding Company at any time, notwithstanding any other provisions in this Agreement, and be utilized and applied by the Ceding Company or any successor by operation of law of the

          Ceding Company, including, without limitation, any liquidator, rehabilitator, receiver or conservator of the Ceding Company, without diminution because of insolvency on the part of the Ceding Company or the Reinsurer, only for the following purposes:

          i. to reimburse the Ceding Company for the Reinsurer's share of premiums returned to owners of Contracts reinsured under this Agreement on account of cancellations of GB benefits;

          ii. to reimburse the Ceding Company for the Reinsurer's share of surrenders and benefits or losses paid by the Ceding Company under the terms and provisions of the Contracts reinsured under this Agreement;

          iii. to fund an account with the Ceding Company in an amount at least equal to the deduction, for reinsurance ceded, from the Ceding Company's liabilities for Contracts ceded under this Agreement; and

          iv. to pay any other amounts the Ceding Company claims are due under this Agreement.

     C. The Ceding Company agrees to return promptly to the Reinsurer any amounts drawn on such letters of credit in excess of the actual amounts required for Subparagraphs B(i), B(ii), and B(iii) of this
          Article XIII, Section 3, or in the case of Subparagraph B(iv) of
          Article XIII, Section 3, any amounts that are subsequently determined to be in excess of the amounts due.

     D. Payment to the Ceding Company by the issuing banks of amounts drawn on the letters of credit pursuant to Subparagraphs B(i), B(ii) and B(iv), above, shall constitute payment by the Reinsurer pursuant to this Agreement and shall discharge the Reinsurer of the obligation which gave rise to the draw, provided however the Reinsurer may later contest whether it had failed to reimburse or pay the Ceding Company as required by this Agreement.

4.   JURISDICTION ISSUES

To the extent necessary to comply with Indiana Code section 27-6-10-12 or any successor thereto or otherwise meet its obligations pursuant to Article XIII,
Section 1, the Reinsurer hereby agrees to the following:

     A. In the event that the Reinsurer fails to perform its obligations under the terms of this Agreement, the Reinsurer, at the request of the Ceding Company shall:

          (i) submit to the jurisdiction of any court with jurisdiction in any state of the United States;

          (ii) comply with all requirements necessary to give the court described in clause (i) above jurisdiction;

          (iii) abide by the final decision of the court or of any appellate court in the event of an appeal; and

          (iv) designate the commissioner or an attorney licensed in, and having offices in, Indiana as its true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the Ceding Company.

     B. This Article XIII, Section 4 is not intended to conflict with or override the obligation of the parties to arbitrate their disputes pursuant to Article XIV.

                                   ARTICLE XIV
                                   ARBITRATION

1.   ARBITRATION

     If the Ceding Company and the Reinsurer cannot mutually resolve a dispute regarding the interpretation or operation of this Agreement, the dispute shall be decided through arbitration as set forth in Schedule E. The arbitrators shall base their decision on the terms and conditions of this Agreement, plus, as necessary, on the customs and practices of the insurance and reinsurance industry rather than solely on a strict interpretation of the applicable law. There shall be no appeal from their decision, except that either party may petition a court having jurisdiction over the parties and the subject matter to reduce the arbitrator's decision to judgment.

2.   FEDERAL ARBITRATION ACT

     The parties intend this article to be enforceable in accordance with the Federal Arbitration Act (9 U.S.C., Section 1) including any amendments to that Act which are subsequently adopted. In the event that either party refuses to submit to arbitration as required by paragraph 1, the other party may request a United States Federal District Court to compel arbitration in accordance with the Federal Arbitration Act. Both parties consent to the jurisdiction of such court to enforce this article and to confirm and enforce the performance of any award of the arbitrators.

                                   ARTICLE XV
                     DEFERRED ACQUISITION COST TAX ELECTION

1. The Reinsurer and the Ceding Company each acknowledge that it is subject to taxation under Subchapter "L" of the Internal Revenue Code of 1986 as amended (the "Code").

2. With respect to this Agreement, the Reinsurer and the Ceding Company agree to the following pursuant to Section 1.848-2(g)(8) of the Income Tax Regulations, whereby:

     A. Each party shall attach a schedule to its federal income tax return which identifies this Agreement for which the joint election under the Regulation has been made;

     B. The party with net positive consideration, as defined in the Regulation promulgated under Code Section 848, for this Agreement for each taxable year, shall capitalize specified policy acquisition expenses with respect to this Agreement without regard to the general deductions limitation of Section 848(c)(l);

     C. Each party agrees to exchange information pertaining to the amount of net consideration under this Agreement each year to ensure consistency; and

     D. This election shall be effective for the year that this Agreement was entered into and for all subsequent years that this Agreement remains in effect.

                                   ARTICLE XVI
                                ENTIRE AGREEMENT

1. This Agreement represents the entire agreement between the parties with respect to the business being reinsured hereunder and supersedes any prior oral or written agreement between the parties regarding its subject matter.

2. Any changes or modifications to the Agreement will be null and void unless made by amendment to the Agreement and signed by both parties.

3. A waiver of a right created by this Agreement shall constitute a waiver only with respect to the particular circumstance for which it is given and not a waiver of any future circumstance.

                                  ARTICLE XVII
                                  MISCELLANEOUS

1.   CURRENCY

     All currency will be payable in United States dollars.

2.   HEADINGS AND SCHEDULES

     Headings are not a part of this Agreement and shall not affect its terms. The attached Schedules are a part of this Agreement.

3.   NOTICES

     All notices and communications hereunder shall be in writing and, except in those instances when actual notice is required, shall be deemed given:
     (a)(i) when delivered personally, (ii) when made or given via facsimile transmission or electronic media, or (iii) when mailed by certified mail or registered mail (return receipt requested); and (b) when addressed as provided below.

     All notices or communications to the Reinsurer under this Agreement shall be addressed as follows:

           Mr. Keith J. Ryan
           Chief Financial Officer
           Lincoln National Reinsurance Company (Barbados) Limited 1300 S. Clinton Street
           Fort Wayne, IN 46802-3518

     All notices and communications to the Ceding Company under this Agreement shall be directed to:

           Mr. Craig E. Hanford
           Assistant Vice President
           The Lincoln National Life Insurance Company
           1300 S. Clinton Street
           Fort Wayne, IN 46802-3518

4.   SEVERABILITY

     If any term or provision of this Agreement shall be held void, illegal, or unenforceable, the validity of the remaining portions or provisions shall not be affected thereby.

5.   GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana.

6.   SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon the parties hereto and their respective successors and assigns, including any rehabilitator, conservator, liquidator, or statutory successor of either party.

7.   COUNTERPARTS

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

8.   AMENDMENT OR WAIVER

     No amendment or waiver of any provision of this Agreement shall be effective unless set forth in writing, signed by duly authorized officers of the parties. A waiver shall constitute a waiver only with respect to the particular circumstance for which it is given and not a waiver of any future circumstance.

9.   INTERPRETATION

     For purposes of this Agreement, the words "hereof," "herein," "hereby," and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate.

10.  INVESTIGATIONS

     The Ceding Company will notify the Reinsurer immediately, in writing, of any and all investigations of the Ceding Company or its directors, principal officers or shareholders conducted by any federal, state or local governmental or regulatory agency other than routine state or federal examinations. Likewise, the Reinsurer will notify the Ceding Company immediately, in writing, of any and all investigations of the Reinsurer or its directors, principal officers or shareholders conducted by any federal, state or local governmental or regulatory agency other than routine state or federal examinations.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate on the dates shown below.


THE LINCOLN NATIONAL LIFE INSURANCE COMPANY


By: /s/ Thomas L. Spurling                                 Date: 12/22/09
    -------------------------------------------
    Thomas L. Spurling
    Assistant Vice President


LINCOLN NATIONAL REINSURANCE COMPANY (BARBADOS) LIMITED


By: /s/ Keith J. Ryan                                      Date: Dec 22, 2009
    -------------------------------------------
    Keith J. Ryan
    Chief Financial Officer

                                    SCHEDULES

SCHEDULE A   GB REINSURANCE BENEFITS
SCHEDULE B   CONTRACTS WITH ACCEPTED COVERAGES
SCHEDULE C   PREMIUM RATES
SCHEDULE D   REPORTS
SCHEDULE E   ARBITRATION
SCHEDULE F   INVESTMENT GUIDELINES

                                   SCHEDULE A
                            GB REINSURANCE BENEFITS

Each contract listed in Schedule B contains one or more GB. GBs which are covered by this Agreement include the following:

MARKETING NAME OF BENEFIT                                       POLICY FORM NOS.
-------------------------------------------------------------   ----------------
DEATH BENEFIT RIDERS
Guarantee of Principal Death Benefit Rider*                                32148
Enhanced Guaranteed Minimum Death Benefit Rider*                           32149
5% Step-Up Death Benefit Rider*                                            32150
7 Year Ratchet Death Benefit on American Legacy I & II*                       --
Estate Enhancement Death Benefit Rider*                                    32151

LINCOLN SMARTSECURITY(R) ADVANTAGE
   Variable Annuity Rider                                                  32793

i4LIFE(R) ADVANTAGE WITH GUARANTEED INCOME BENEFIT
Variable Annuity Income Rider                                               I4LA
Guaranteed Income Benefit                                                    GIB
Increasing GIB                                                              IGIB
Annual GIB                                                                  AGIB

4LATER(R) ADVANTAGE
   Guaranteed Income Later Rider                                          4Later

LINCOLN LIFETIME INCOME(SM) ADVANTAGE
Variable Annuity Living Benefits Rider                                    AR-512
Variable Annuity Living Benefits Rider (LINC Plus)                       AR-512P

*    issued by Ceding Company only

                                   SCHEDULE B
                             CONTRACTS WITH ACCEPTED
                                    COVERAGES

Contracts covered by this Agreement include all Contracts either issued by the Ceding Company directly or issued by Lincoln Life & Annuity Company of New York and reinsured with the Ceding Company and included in the following list:

ChoicePlus Variable Annuity
ChoicePlus Access Variable Annuity
ChoicePlus Bonus Variable Annuity (issued by the Ceding Company only) ChoicePlus II Variable Annuity
ChoicePlus II Access Variable Annuity
ChoicePlus II Bonus Variable Annuity
ChoicePlus II Advance Variable Annuity
ChoicePlus Assurance (A Share) (includes wrap fee version)
ChoicePlus Assurance (B Share)
ChoicePlus Assurance (C Share)
ChoicePlus Assurance (Bonus)
ChoicePlus Assurance (L Share)
ChoicePlus Momentum Income Option
ChoicePlus Design (includes all share classes)
American Legacy I (issued by the Ceding Company only)
American Legacy II (issued by the Ceding Company only)
American Legacy III
American Legacy III Plus
American Legacy III View
American Legacy III C-Share
Shareholders Advantage (includes wrap fee version)
American Legacy Design (includes all share classes)
Multi-Fund 1 (issued by the Ceding Company only)
Multi-Fund 2 (issued by the Ceding Company only)
Multi-Fund 3 (issued by the Ceding Company only)
Multi-Fund 4 (issued by the Ceding Company only)
Multi-Fund 5 (issued by the Ceding Company only)
Multi-Fund Select (issued by the Ceding Company only)
Accru Variable Annuity (issued by the Ceding Company only)
Accru ChoicePlus (issued by the Ceding Company only)

                                   SCHEDULE C

                              PREMIUM RATE SCHEDULE


INITIAL REINSURANCE PREMIUM;

The Initial Reinsurance Premium shall equal the Treaty Reserve applicable to each Individual Policy on the date it is first covered by this Agreement. For all business issued by the Ceding Company after the Effective Date, the Initial Premium shall be zero.

BASE REINSURANCE PREMIUM RATES:

Effective from Treaty Effective Date and the corresponding effective date of any amendment, as appropriate:

                                                   CONTRACTS
                                    CONTRACTS       ISSUED        CONTRACTS
                                   ISSUED PRIOR    PRIOR TO        ISSUED
         TYPE OF BENEFIT           TO 7/01/03       7/01/03     AFTER 6/30/03   ALL CONTRACTS
---------------------------------------------------------------------------------------------
    EFFECTIVE DATE OF COVERAGE      7/1/2003       7/26/2004      7/1/2003
--------------------------------------------------------------------------------------------------------
                                       BASE          BASE            BASE          EXPENSE,
                                   REINSURANCE    REINSURANCE    REINSURANCE     PROFIT, AND
                                     PREMIUM        PREMIUM        PREMIUM       RISK CHARGE     APPLIED
            GMDB TYPE              ANNUAL RATE    ANNUAL RATE    ANNUAL RATE     ANNUAL RATE        TO
--------------------------------------------------------------------------------------------------------
      Guarantee of Principal         0.015%         0.015%          0.020%          0.050%      Account
    Death Benefit - Employer VA                                                                  Value
--------------------------------------------------------------------------------------------------------
      Guarantee of Principal         0.050%         0.110%          0.100%          0.050%      Account
    Death Benefit - Individual                                                                   Value
                VA
--------------------------------------------------------------------------------------------------------
   Enhanced Guaranteed Minimum       0.320%         0.280%          0.200%          0.050%      Account
          Death Benefit                                                                          Value
--------------------------------------------------------------------------------------------------------
   Enhanced Guaranteed Minimum       0.590%         0.210%          0.260%          0.050%       Account
   Death Benefit with 5% Rollup                                                                   Value
--------------------------------------------------------------------------------------------------------
     5% Step-Up Death Benefit        0.620%         0.290%          0.460%          0.050%       Account
                                                                                                  Value
--------------------------------------------------------------------------------------------------------
     Legacy I and II with 7 Yr       0.110%         0.070%          0.100%          0.050%       Account
          Ratchet Benefit                                                                         Value
--------------------------------------------------------------------------------------------------------
    Estate Enhancement Benefit       0.500%         0.380%          0.500%          0.050%       Account
                                                                                                  Value
--------------------------------------------------------------------------------------------------------
 Estate Enhancement Benefit with     0.620%         0.620%          0.620%          0.050%       Account
            5% Rollup                                                                             Value
--------------------------------------------------------------------------------------------------------

                                                                                           ALL
            TYPE OF BENEFIT                                                             CONTRACTS
-------------------------------------------------------------------------------------------------
                                                                             BASE        EXPENSE,
                                     EFFECTIVE DATE     RATES APPLIED     REINSURANCE    PROFIT,
                                        OF RATE           TO RIDERS         PREMIUM     AND RISK
             GLB TYPE                 APPLICATION        EFFECTIVE        ANNUAL RATE    CHARGE     APPLIED TO
----------------------------------------------------------------------------------------------------------------
  Lincoln SmartSecurity Advantage         7/1/2003      All In Force         0.350%       0.050%
     - 5 Yr Optional Reset                                 Riders
                                                       effective prior
                                                        to 5/15/2004

                                         5/15/2004      All In Force         0.400%       0.050%    Guaranteed
                                                      Riders effective                              Benefit (#)
                                                       5/15/2004 thru
                                                          1/19/2009

                                         1/20/2009         Riders            0.600%       0.050%
                                                        effective or
                                                         reset on or
                                                       after 1/20/2009
----------------------------------------------------------------------------------------------------------------
  Lincoln SmartSecurity Advantage                          Riders            0.550%       0.050%
     - 1 Yr Automatic Reset                               effective
                                                       before 1/20/09
                                                                                                    Guaranteed
                                         1/20/2009         Riders            0.600%       0.050%    Benefit (#)
                                                        effective or
                                                         reset on or
                                                        after 1/20/09
----------------------------------------------------------------------------------------------------------------
  Lincoln SmartSecurity Advantage                          Riders            0.550%       0.050%
  - 1 Yr Automatic Reset - Single                         effective
    Life Option with Lifetime                            before 1/20/09
         Withdrawals                                                                                 Guaranteed
                                                                                                    Benefit (#)
                                         1/20/2009         Riders            0.600%       0.050%
                                                        effective or
                                                         reset on or
                                                        after 1/20/09
----------------------------------------------------------------------------------------------------------------
  Lincoln SmartSecurity Advantage                          Riders            0.700%       0.050%
  - 1 Yr Automatic Reset - Joint                          effective
    Life Option with Lifetime                              before
          Withdrawals                                      1/20/09                                  Guaranteed
                                                                                                    Benefit (#)
                                         1/20/2009         Riders            0.750%       0.050%
                                                        effective or
                                                         reset on or
                                                        after 1/20/09
----------------------------------------------------------------------------------------------------------------
        4LATER Advantage                 7/1/2003       All In Force         0.450%       0.050%
                                                      Riders effective
                                                          prior to
                                                          1/20/2009                                   Current
                                                                                                    Income Base
                                         1/20/2009    Riders effective       0.600%       0.050%        (#)
                                                       or reset on or
                                                        after 1/20/09
----------------------------------------------------------------------------------------------------------------
   Guaranteed Income Benefit on                            Riders            0.400%       0.050%
               i4Life                                     effective
                                                           before
                                                          10/1/2009                                   Variable
                                                                                                      Account
                                         10/1/2009         Riders            0.850%       0.050%       Value
                                                        effective or
                                                         reset on or
                                                      after 10/1/2009
----------------------------------------------------------------------------------------------------------------
   Increasing Guaranteed Income                            Riders            0.400%       0.050%
           Benefit                                       effective
                                                           before                                    Variable
                                                          10/1/2009                                   Account
                                                                                                       Value
                                         10/1/2009         Riders            0.850%       0.050%
                                                        effective or
                                                         reset on or
                                                      after 10/1/2009
----------------------------------------------------------------------------------------------------------------
    Annual Step-Up Guaranteed                              Riders            0.400%       0.050%
         Income Benefit                                   effective
                                                           before
                                                          10/1/2009                                  Variable
                                                                                                      Account
                                         10/1/2009         Riders            0.850%       0.050%       Value
                                                        effective or
                                                         reset on or
                                                      after 10/1/2009
----------------------------------------------------------------------------------------------------------------
 Lincoln Lifetime Income Advantage                      All In Force         0.700%       0.050%
                                                           Riders
                                                       effective prior
                                                        to 1/20/2009                                Guaranteed
                                                                                                    Benefit (#)
                                        1/20/2009          Riders            0.850%       0.050%
                                                        effective or
                                                         reset after
                                                          1/20/2009
----------------------------------------------------------------------------------------------------------------

                                                                                           ALL
          TYPE OF BENEFIT                                                               CONTRACTS
-------------------------------------------------------------------------------------------------
                                                                              BASE       EXPENSE,
                                     EFFECTIVE DATE     RATES APPLIED     REINSURANCE    PROFIT,
                                        OF RATE           TO RIDERS         PREMIUM     AND RISK
             GLB TYPE                 APPLICATION         EFFECTIVE       ANNUAL RATE    CHARGE       APPLIED TO
----------------------------------------------------------------------------------------------------------------
 Lincoln Lifetime Income Advantage                          Riders           0.400%       0.050%
   (transitioning to i4LIFE GIB)                         effective
                                                      before 10/1/2009                                Variable
                                                                                                      Account
                                       10/1/2009      Riders effective       0.850%       0.050%       Value
                                                       or reset on or
                                                      after 10/1/2009
----------------------------------------------------------------------------------------------------------------
      Lincoln Lifetime Income                              Riders            0.800%       0.050%
          Advantage Plus                                 effective
                                                      before 1/20/2009                              Guaranteed
                                                                                                     Benefit
                                       1/20/2009      Riders effective       1.000%       0.050%       (#)
                                                       or reset after
                                                         1/20/2009
----------------------------------------------------------------------------------------------------------------
 Lincoln Lifetime Income Advantage                         Riders            0.400%       0.050%
Plus (transitioning to i4LIFE GIB)                       effective
                                                      before 10/1/2009                               Variable
                                                                                                      Account
                                       10/1/2009      Riders effective       0.850%       0.050%       Value
                                                       or reset on or
                                                      after 10/1/2009
----------------------------------------------------------------------------------------------------------------

(#) Guaranteed Benefit amount and Current Income Base amount are as calculated by the terms of the applicable riders.

Reinsurance premium shall step up to the current charge for any Policy that resets,

REINSURER'S EXPENSE, PROFIT, AND RISK CHARGE (EPRC)

EPRC shall equal the annual rates shown above, payable monthly in arrears computed in the manner as more fully described below.

MONTHLY PAYMENT OF REINSURANCE PREMIUM:

Both the Base Reinsurance Premium and the EPRC are payable in arrears after the end of each calendar month. The monthly payment for all benefit types shall be computed by adding the appropriate Base Reinsurance Premium annual rate to the EPRC annual rate, then dividing the total by twelve and multiplying the result times the end of the month Guaranteed Benefit Amount, the Current Income Base or the Variable Account Value, as applicable.

                                   SCHEDULE D
                                     REPORTS

Within thirty (30) days after the end of each calendar month, the Ceding Company will furnish the Reinsurer with a summary report that includes calculated reinsurance premiums, claims, net investment income on the funds withheld account, and Statutory Reserves, for the business covered by this Agreement substantially similar to the following:

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY MONTHLY REINSURANCE SETTLEMENT REPORT FOR LINCOLN NATIONAL REINSURANCE BARBADOS, LTD. MM//YYYY

MONTHLY PREMIUMS CEDED:

     1.  GMDB
     2.  GMWB
     3.  GMIB
                                         (1) TOTAL CEDED PREMIUMS          $X

MONTHLY BENEFITS CEDED:
     1.  GMDB Claims Ceded
     2.  GMWB Claims Ceded
     3.  GMIB Claims Ceded

                                         (2) TOTAL BENEFITS CEDED          ($X)

MONTHLY FUNDS WITHHELD ASSETS-COST:
     1.  Ending Derivative Cost
     2.  Ending Deposit With Brokers
     3.  Ending Fixed Maturity Securities- Book Value
     4.  (Beginning Derivative Cost)
     5.  (Beginning Deposit With Brokers)
     6.  (Beginning Fixed Maturity Securities- Book Value)

                                         (3) INCREASE (DECREASE) IN FUNDS
                                         WITHHELD ASSETS- COST             ($X)

 MONTHLY INVESTMENT INCOME ON FUNDS WITHHELD ACCOUNT:
     1.  Derivatives Realized Gain/(Loss)
     2.  Fixed Income Assets Net Investment Income/(Loss)
     3.  Fixed Income Assets Realized Gain/(Loss)

                                         (4) TOTAL CEDED NET INVESTMENT
                                         INCOME                            $X

         DUE TO (FROM) LNR BARBADOS FOR CURRENT REPORTING PERIOD
         ACTIVITY = 1-2-3+4

MONTHLY FUNDS WITHHELD ACCOUNT ADJUSTMENT
     1.  Beginning Funds Withheld Account
     2.  Increase (Decrease) in Cost of Assets in Funds Withheld Account
     3.  Derivatives Unrealized Gain/(Loss)
     4.  End of Period Statutory Reserves

                                         INCREASE (DECREASE) IN FUNDS
                                         WITHHELD ACCOUNT                  $X

                                   SCHEDULE E
                                   ARBITRATION

To initiate arbitration, either the Ceding Company or the Reinsurer shall notify the other party in writing of its desire to arbitrate, stating the nature of its dispute and the remedy sought. The party to which the notice is sent shall respond to the notification in writing within ten (10) days of its receipt.

The arbitration hearing shall be before a single arbitrator. In order to be eligible to serve as an arbitrator, an individual must not be a present or former officer, attorney or consultant of the Ceding Company or the Reinsurer or of either of their affiliates. The arbitrator must be neutral, impartial, and disinterested.

The Ceding Company and the Reinsurer shall each name three candidates to serve as an arbitrator. The Ceding Company and the Reinsurer shall take turns striking the name of one of the remaining candidates from the initial six candidates until only one candidate remains, If the candidate so chosen shall decline to serve as the arbitrator, the candidate whose name was stricken last shall be nominated as the arbitrator. This process shall continue until a candidate has been chosen and has accepted. The first turn at striking the name of a candidate shall belong to the party that is responding to the other party's initiation of the arbitration. Once chosen, the arbitrator is empowered to decide all substantive and procedural issues.

It is agreed that the arbitrator shall be neutral, impartial, and disinterested regarding the dispute on the basis described in the "Arbitration" article of the Agreement, Therefore, at no time will either the Ceding Company or the Reinsurer contact or otherwise communicate with any person who is to be or has been designated as a candidate to serve as an arbitrator concerning the dispute, except upon the basis of jointly drafted communications provided by both the Ceding Company and the Reinsurer to inform the individual actually chosen as arbitrator of the nature and facts of the dispute. Likewise, any written or oral arguments provided to the arbitrator concerning the dispute shall be coordinated with the other party and shall be provided simultaneously to the other party or shall take place in the presence of the other party. Further, at no time shall any arbitrator be informed that the arbitrator has been named or chosen by one party or the other.

The arbitration hearing shall be held on the date fixed by the arbitrator, In no event shall this date be later than six months after the appointment of the arbitrator. The arbitration hearing shall be held in Fort Wayne, Indiana. As soon as possible, the arbitrator shall establish prearbitration procedures as warranted by the facts and issues of the particular case. At least ten (10) days prior to the arbitration hearing, each party shall provide the other party and the arbitrator with a detailed statement of the facts and arguments it will present at the arbitration hearing. The arbitrator may consider any relevant evidence; he or she shall give the evidence such weight as he or she deems it entitled to after consideration of any objections raised concerning it. The party initiating the arbitration shall have the burden of proving its case by a preponderance of the evidence. Each party may examine any witnesses who testify at the arbitration hearing. Within twenty (20) days after the end of the arbitration hearing, the arbitrator shall issue a written decision that sets forth his or her findings and any award to be paid as a result of the arbitration, except that the arbitrator may not award punitive or exemplary damages. In his or her decision, the arbitrator shall also apportion the costs of arbitration, which shall include, but not be limited to, his or her own fees and expenses.


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                                   SCHEDULE F
                              INVESTMENT GUIDELINES

Company:               The Lincoln National Life Insurance Company (LNL)

Portfolio:

Regulation:            Indiana Insurance Company Law and various State
                       Insurance Department and regulatory authorities.
                       This Statement of Investment Policy is subject to and will comply with applicable laws and regulations.

Portfolio Manager:     Delaware Investment Advisers

PRODUCT DESCRIPTION:

[Portfolio #] was created with the intent of housing assets and a dynamic hedge program to support reinsurance of LNL's variable annuity riders with: Guarantee of Principal Death Benefit, Enhanced Guaranteed Minimum Death Benefit, 5% Step-Up Death Benefit, Estate Enhancement Benefit, Accumulated Benefit Enhancement, Principal Security Benefit, and Guaranteed Income Benefit ("Guarantee Riders.") Liabilities associated with these Guarantee Riders have been ceded to Lincoln Reinsurance Company (Barbados) Limited ("LNBAR") on a coinsurance with funds withheld basis, so assets supporting the fair value reserves are held by in [Portfolio #] for the benefit of LNBAR. The purpose of the dynamic hedging program is to reduce earnings volatility created by the aforementioned Guarantee Riders. Changes in the liabilities ceded to LNBAR will be hedged using tailored futures positions based on recognized indices such as the S&P 500, Russell 2000, and NASDAQ. Market movements will be monitored continuously with respect to a proprietary trading grid, triggering hedge position true-ups if market movements exceed tolerance limits. In the absence of market activity warranting daily true-ups, a weekly true-up will be performed.

INVESTMENT OBJECTIVE:

The primary objective is to greatly reduce or eliminate the GAAP income volatility due to Guarantee Riders through a systematic hedging mechanism. The secondary purpose is to greatly reduce or eliminate the non-diversifiable economic risk associated with these guarantees. The ultimate goal of the portfolio manager is the translation of volatile costs resulting from the Guarantee Riders into predictable, fixed cost features. This portfolio will require cash flow matching between liability claims and a highly liquid asset structure to facilitate ongoing claims payment as well as unpredictable hedge needs. Overall investment strategy will be executed within the context of prudent asset/liability management and the constraints of applicable law and regulation.

ASSET CATEGORIES:

The Portfolio Manager will have full discretion subject to compliance with all applicable LNL policies, Risk Management Committee guidelines, and reinsurance treaty limitations to invest and


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reinvest the funds in assets in a manner necessary to achieve the investment objective. Such assets may include, but are not limited to, cash and cash equivalents; U.S. and foreign Government obligations; public, U.S. and foreign corporate fixed income securities; private placements (including Rule 144A securities); structured products (i.e., ABS, MBS, CMBS, etc.); mortgage loans; and derivative instruments. All purchases are subject to the limitations imposed in this investment policy.

Exposure limits are based on the market value of invested assets as of the most recent statutory financial statement.

                               MAXIMUM % OF ASSETS


Cash and Cash Equivalents                                                  100%
U.S. Treasury/Agency Securities                                            100%
Public Corporate Bonds (including 144 securities)                          100%
Derivative Instruments                                                     100%

LESS LIQUID INVESTMENTS
   Traditional Private Placements                                           20%
   Commercial Mortgage Loans                                                20%
   Real Estate                                                               0%
Total Less Liquid Investments                                               35%

ASSET BACKED SECURITIES
   Agency Residential Mortgage Backed Securities                           100%
   Non-Agency Residential Mortgage Backed Securities                        10%
   Commercial Mortgage Backed Securities                                    10%
Total Asset Backed Securities                                              100%

FOREIGN INVESTMENTS
Investments in Developing Countries                                          5%
Total Foreign Investments*                                                  25%*

* Excludes ownership of subsidiaries and securities issued or guaranteed by a Canadian governmental unit or business entity

EQUITY RELATED SECURITIES:
   Common stock                                                              0%
   Preferred stock                                                           0%
Total Equity-Related Securities                                              0%


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DERIVATIVE TRANSACTIONS POLICY: Derivatives products are permitted for the prudent management of risk and return subject to THE LINCOLN NATIONAL LIFE INSURANCE COMPANY STATEMENT OF POLICY, GUIDELINES AND INTERNAL CONTROL PROCEDURES FOR DERIVATIVES approved periodically by the LNL Board of Directors and LNL Investment Committee.

                                DIVERSIFICATION:

   Per industry                                                              15%
   Per Non-Government Issuer                                                  2%

QUALITY RESTRICTIONS:
   Maximum % of assets rated "Baa/BBB":                                      30%
   Maximum % of assets rated below investment grade:                          7%
   Minimum average portfolio quality:                                         A

MATURITY AND DURATION PROFILE:
The target duration and range will be communicated to Delaware on a periodic basis; annually at a minimum, Price sensitivity of the aggregate derivatives position will be set to offset the economic price sensitivity of the liabilities.

APPROVING BODIES:

DATE APPROVED:


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